UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2017

Benefit Street Partners Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	000-55188 (Commission File Number)	46-1406086 (I.R.S. Employer Identification No.)

9 West 57th Street, Suite 4920

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 588-6770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

  Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 19, 2017, Benefit Street Partners Realty Trust, Inc. (the “Company”), through its indirect wholly-owned subsidiaries, BSPRT BB Loan, LLC and BSPRT Finance Sub-Lender II, LLC, as borrowers (the “Borrowers”), entered into a Credit Agreement (the “Barclays Facility”) with Barclays Bank PLC, as sole lead arranger and bookrunner, Barclays Bank PLC, as administrative agent, and the lenders from time to time party thereto. The Barclays Facility provides for a senior secured $75.0 million revolving line of credit and bears interest at per annum rates equal to one of two base rates plus an applicable margin. The Barclays Facility matures on September 19, 2019, subject to an extension term of one year, and provides for quarterly interest-only payments, with all principal and interest outstanding being due on the maturity date. The Barclays Facility may be prepaid from time to time and at any time, in whole or in part, without premium or penalty. The Company expects to use advances on the Barclays Facility to finance the origination of eligible loans, including first lien mortgage loans, junior mortgage loans, mezzanine loans, and participation interests therein.

In connection with the Barclays Facility, the Company entered into a Guarantee and Collateral Agreement, dated as of September 19, 2017 (the “Guarantee Agreement”) under which the Company agreed to guarantee all payment obligations of the Borrowers under the Barclays Facility.

The Barclays Facility and the Guarantee Agreement contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of this type, and the Barclays Facility contains financial and other covenants applicable to the Borrowers. In addition, the Guarantee Agreement contains financial covenants that, among other things, require the Company to satisfy certain minimum net worth requirements.

The foregoing description of the Barclays Facility and the Guarantee Agreement does not purport to be a complete description and is qualified in its entirety by reference to the Barclays Facility and the Guarantee Agreement, which are filed herewith as Exhibits 10.1 and 10.2, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Credit Agreement, dated as of September 19, 2017, by and among Benefit Street Partners Realty Trust, Inc., BSPRT BB Loan, LLC, BSPRT Finance Sub-Lender II, LLC, Barclays Bank PLC, as sole lead arranger and bookrunner, Barclays Bank PLC, as administrative agent, and the lenders from time to time parties thereto.

10.2	Guarantee and Collateral Agreement, dated as of September 19, 2017, by and among Benefit Street Partners Realty Trust, Inc., BSPRT BB Loan, LLC, BSPRT Finance Sub-Lender II, LLC and Barclays Bank PLC, as administrative agent for the secured parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFIT STREET PARTNERS REALTY TRUST, INC.

By:	/s/ Jerome S. Baglien
Name:	Jerome S. Baglien
Title:	Chief Financial Officer and Treasurer

Date: September 25, 2017